Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-xxxxxx) of Overstock.com, Inc. of our report dated July 3, 2023 with respect to the consolidated financial statements of tZERO Group, Inc.

/s/ Baker Tilly US, LLP

New York, New York
August 4, 2023